Exhibit 10.3  Form of Subscription Agreement

SECURITIES SUBSCRIPTION AGREEMENT

Date: ______________________, 2005

1.

THE ENLIGHTENED GOURMET, INC., a Nevada corporation (the "Company"), offered for sale and the undersigned purchaser, an individual resident of the State of _________________________ hereinafter declared (the "Purchaser"), hereby tenders this subscription and applies for the purchase of ______________ shares of the Company’s common stock (“Common Stock”).  The purchase price of each share of Common Stock is $0.10.

Together with this Subscription Agreement, the Purchaser is delivering to the Company the full amount of the purchase price for the Common Stock for which it is subscribing by cash, check or wire transfer to the Company.

2.

The Offering.  This Offering is being conducted in reliance upon the exemption from the registration requirements of the Securities Act of 1933 (the “Act”) set forth in Rule 505 of Regulation D and the various Regulations thereunder promulgated under the Act.

3.

Representations and Warranties of Purchaser.  In order to induce the Company to accept this subscription, the Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

A.

The Purchaser is purchasing the Common Stock to be issued for his, her or its own account for investment purposes and not with a view towards distribution and has no present arrangement or intention to sell the Common Stock;

B.

The Purchaser acknowledges and agrees that the Common Stock has not been registered under the Act and may not be offered or sold in the United States or to U.S. Persons unless the Common Stock is registered under the Act, or an exemption from the registration requirements of the Act is available at the time of sale.  The foregoing notwithstanding, the Company represents and warrants to the Purchaser that the Company shall file a registration statement with the Securities and Exchange Commission to register the shares of Common Stock purchased by the Purchaser via this Subscription Agreement pursuant to the Act on or before June 1, 2005;

C.

The Purchaser is not an officer, director or affiliate (as that term is defined in Rule 403 under the Act) of the Company, and the Company shall not treat or consider the Purchaser as an officer, director or affiliate.

D.

All invitations, offers and sales of or in respect of the Common Stock by Purchaser and any distribution by Purchaser of any documents relating to the offer by it of any of the shares of Common Stock will be in compliance with applicable laws and regulations and will be made in such a manner that no prospectus need be filed and no other filing need be made by Company with any regulatory authority or stock exchange in any country or any political subdivision of any country;

E.

The Purchaser has received and carefully reviewed the Company's Executive Summary, 15c2-11 Information Statement, current financial statements and has had the opportunity to ask and receive answers to any and all questions the Purchaser had with respect to the Company, its Business Management and current financial condition.  Furthermore, the Purchaser understands that the proceeds from this Offering will be used by the Company for working capital to continue the development of the Company’s Business Plan, as outlined in the Executive Summary, as well as the Company’s initial ice cream products.

F.

The Purchaser is an accredited investor as defined by Regulation D and has such knowledge and expertise in financial and business matters that the Purchaser is capable of evaluating the merits and risks involved in an investment in the Common Stock and acknowledges that an investment in the Common Stock entails a number of very significant risks and Purchaser is able to withstand the total loss of its investment;

G.

Except as set forth in this Subscription Agreement, no representations or warranties have been made to the Purchaser by the Company or any agent, employee or affiliate of the Company, and in entering into this transaction the Purchaser is not relying upon any information, other than that contained in this Subscription Agreement, the Company's disclosure materials including the Company’s Executive Summary, 15c2-11 Information Statement, current financials and the results of independent investigation by the Purchaser;

H.

The Purchaser understands that the Common Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Common Stock, and the Purchaser acknowledges that it is Purchaser's responsibility to satisfy itself as to the full observance by this Offering and the sale, if any, of the Common Stock to a purchaser of the laws of any jurisdiction outside the United States;

I.

The Purchaser has full power and authority to execute and deliver this Subscription Agreement and to perform its obligations hereunder, and this Subscription Agreement is a legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms; and

J.

Purchaser understands that in the view of the Securities and Exchange Commission (“SEC”), the statutory basis for the exemption claimed for this transaction would not be present if the Offering, although in technical compliance with Regulation D, is part of a plan or scheme to evade the registration provisions of the 1933 Act and Purchaser confirms that its purchase is not part of any such plan or scheme.  Purchaser has no present intention to sell the Common Stock.

K.

The purchaser represents that it is purchasing the securities subscribed to hereby for itself, and with the intent to hold such securities for investment purposes, such that, absent a change in circumstances, it will hold these securities for a minimum period of 12 months, or until such time as the SEC has declared effective a registration statement with respect to the Common Stock purchased via this Subscription Agreement..  For purposes of this subscription, a change in circumstances includes, but not by way of limitation, a) any unexpected or unforeseeable material change in the purchaser's financial condition or business prospects, including a merger or exchange of shares, change in control, appointment of a receiver, or bankruptcy, or b) any unexpected or unforeseeable material change in the Company’s financial condition or business prospects, including a merger or exchange of shares, change in control, appointment of a receiver, or bankruptcy, that has resulted in or the purchaser reasonably expects will result in a material change in the existing market for the issuer's securities, such as a substantial increase or decrease in the price thereof.

4.

Representations of the Company.  The Company represents and warrants:

A.

The Company is in full compliance, to the extent applicable, with all reporting obligations under state and federal law, will stay current and is responsible for filing all necessary reports and paperwork.

B.

The execution, delivery and performance of this Subscription Agreement and the consummation of the issuance of the Common Stock and the transactions contemplated by this Subscription Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate and stockholder action on behalf of the Company.  The Company guarantees that there is and will be enough shares authorized to issue all necessary shares.

C.

All documents provided to the Purchaser by the Company do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made, not misleading.  The Company has also identified to the Purchaser all present shareholders of the Company’s Common Stock whose respective holdings are greater than 10% of the outstanding Common Stock by disclosing such information in its 15c2-11 Information Statement.

D.

Purchaser and Company agree that they are both sophisticated with respect to this type of transaction and have both done their own independent due-diligence and agree to hold intermediaries, placement agents, finders and brokers harmless with respect to any litigation.

E.

The filing of any forms or documents with the SEC is to be the responsibility of the Issuing Company.

F.

The Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended and was not subject to these sections at the time of the sale.

G.

The Company is not an Investment Company or a development stage company with no specific business plan.

H.

 Including the Common Stock included in this Subscription Agreement, the Company has raised less than $5,000,000 during the past twelve months.

5.

Non-Binding Until Acceptance.  The Purchaser understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated.

This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.  Upon acceptance by the Company and receipt of the total purchase price, the Company will issue one or more certificates for the full number of shares of Common Stock subscribed for.

6.

Non-Assignability.  Neither this Subscription Agreement nor any of the rights of the Purchaser hereunder may be transferred or assigned by the Purchaser.

7.

Governing Law.  This Subscription Agreement will be construed and enforced in accordance with and governed by the laws of the State of Nevada except for matters arising under the Act, without reference to principles of conflicts of law.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the State of Nevada or the state courts of the State of Nevada in connection with any dispute arising under this Subscription Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  However, at the Company’s election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the American Arbitration Association in Nevada, and pursuant to its rules.

8.

Facsimile Signatures.  Execution of this Subscription Agreement and delivery of signed copies thereof by facsimile signatures from the parties hereto or their agents is acceptable to the parties who waive any objections or defenses based upon lack of an original signature.

IN WITNESS WHEREOF, the Purchaser has executed this Securities Subscription Agreement on the date set forth below.

(Signature of Investor)

Name:

Address:

City & State:

Social Security Number and/or Tax Identification Number:

NUMBER OF UNITS PURCHASED: _____________ Price per share: $0.10

Payment Herewith: $______________

This Subscription Agreement Accepted this _____ day of ___________ 2005.

THE ENLIGHTENED GOURMET, INC.

By: __________________________________

Alexander L. Bozzi

Chief Executive Officer